                                                                  Exhibit 3.(i)3


                     RESTATED CERTIFICATE OF INCORPORATION
                                      OF
                     BERINGER WINE ESTATES HOLDINGS, INC.

     BERINGER WINE ESTATES HOLDINGS, INC., a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

     FIRST:  The name of the corporation is Beringer Wine Estates Holdings, Inc.

     SECOND: The original Certificate of Incorporation of the corporation was filed with the Secretary of State of the State of Delaware on May 9, 1996.

     THIRD: Pursuant to Sections 242 and 245 of the General Corporation Laws of the State of Delaware, this Restated Certificate of Incorporation restates, integrates and further amends the provisions of the Certificate of Incorporation of this corporation.

     FOURTH: The text of the Restated Certificate of Incorporation as heretofore amended or supplemented as hereby restated and amended to read in entirety as follows:

                                   ARTICLE I

                              NAME OF CORPORATION
                        The name of this Corporation is
                     Beringer Wine Estates Holdings, Inc.
                                  ARTICLE II

                               REGISTERED OFFICE

     The address of the registered office of the Corporation in the State of Delaware is 30 The Green, in the City of Dover 19901, County of Kent, and the name of its registered agent at that address is Corporation Trust Company.

                                  ARTICLE III

                                    PURPOSE

     The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the "Delaware Law").

                                  ARTICLE IV

                           AUTHORIZED CAPITAL STOCK

     A.  AUTHORIZED SHARES.
         -----------------

     1.  Number of Shares.  The total number of shares which the Corporation
         ----------------
shall have authority to issue, the number of shares of each class, and the par value of each share or each class are as follows:

     The aggregate number of shares which the Corporation shall have authority to issue is 45,000,000, divided into 5,000,000 shares of preferred stock and 40,000,000 shares of common stock as follows:

                                       Number of Shares  Par Value
                                       ----------------  ---------
Name of Class
- -------------------------------------

Preferred Stock ("Preferred Stock")           5,000,000       $.01

Class A Common Stock                          2,000,000       $.01

Class B Common Stock                         38,000,000       $.01

     A description of the different classes and series of the Corporation's stock and a statement of the designations, and the relative rights, preferences, and limitations of the shares of each class of and series of such stock are set forth below in this Article IV.

     2.  Preferred Stock.  The undesignated Preferred Stock may be divided into
         ---------------
such number of series as the Board may determine. The Board also is hereby vested with authority to fix by resolution or resolutions the designations and the powers, preferences and relative, participating, optional or other special rights, and qualifications limitations or restrictions thereof, including, without limitation, the voting rights, dividend rights, dividend rate, conversion or exchange rights, rights and terms of redemption (including sinking fund provisions) and liquidation preference, of any series of shares of Preferred Stock, and to fix the number of shares constituting any such series, and to increase or decrease the number of shares of any outstanding series (but not below the number of shares thereof then outstanding). In case the number of shares of any outstanding series shall be so decreased, the shares constituting such decrease shall, upon the taking of any action required by applicable law, be deemed to become shares of undesignated Preferred Stock.

     B.  COMMON STOCK.
         ------------

     All shares of Class A Common Stock and Class B Common Stock shall be identical and will entitle the holders thereof to the same rights and privileges, except as otherwise provided herein.

     1.  Voting.  Except as otherwise expressly provided in this Restated
         ------
Certificate of Incorporation or otherwise required by law, the holders of the Common Stock shall exclusively possess all voting power. Each holder of the Class A Common Stock shall be entitled to twenty (20) votes and each holder of Class B Common Stock shall be entitled to one vote for each share held on all matters submitted to stockholders of the Corporation, whether by vote at a meeting or for action by written consent. Except as otherwise provided herein or required by law, holders of Class A Common Stock and Class B Common Stock shall vote together as a single class on all matters submitted to stockholders of the Corporation.

     2.  Dividends and Other Distributions.  Subject to any rights to receive
         ---------------------------------
dividends to which the holders of any outstanding shares of the Preferred Stock and any class or series of the Corporation ranking prior to the Class A Common Stock and Class B Common Stock with respect to the payment of dividends or the distribution of assets on liquidation, dissolution or winding up of the Corporation may be entitled, the holders of the Class A Common Stock and Class B Common Stock shall be entitled to receive, when, if and as declared by the Board, such dividends of cash, stock or property as the Board shall from time to time declare from funds legally available therefor. If any dividend is paid on any class of Common Stock, such dividend or distribution shall be paid on all classes of Common Stock in the same amount per share and any stock split, reverse stock split or recapitalization of any class of Common Stock shall apply equally to all classes of Common Stock; provided, however, that in the case of
                                        --------  -------
dividends payable in shares of Common Stock or options, warrants or rights to acquire shares of Common Stock or securities convertible into or exchangeable for shares of Common Stock, the shares, options, warrants or rights to acquire or securities so payable shall be payable only in shares of, or options, warrants or rights to acquire or securities convertible into or exchangeable for, Class B Common Stock.

     3.  Liquidation.  Upon any liquidation, dissolution, or winding up of the
         -----------
Corporation, whether voluntary or involuntary, after payment or provision for payment of the debts and other liabilities of the Corporation and the amounts to which the holders of any outstanding shares of the Preferred Stock and any other class or series of the Corporation's capital stock ranking prior to the Class A Common Stock and Class B Common Stock shall be entitled, the holders of Class A Common Stock and Class B Common Stock shall be entitled to share ratably in the remaining assets of the Corporation. Neither the merger or consolidation of the Corporation, nor the sale, lease or conveyance of all or substantially all of its assets, shall be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of this Article IV.B.3.

     4.  Conversion.
         -----------
     (a) Holders of Class A Common Stock shall have the right, at their individual option and at any time, to convert any whole number or all shares of Class A Common Stock held by them to the same number of shares of Class B Common Stock by delivering to the Corporation a notice of their intent to so convert their shares of Class A Common Stock, stating the name(s) in which they desire the certificate(s) for such Class B Common Stock to be issued and surrendering the certificate or certificates, duly endorsed, representing such Class A Common Stock. The Corporation shall promptly issue and deliver the certificate or certificates evidencing the shares of Class B Common Stock issuable upon conversion in accordance with the holders instructions. Such conversion, to the extent permitted by law, shall be deemed to occur as of the close of business on the date on which the holder's notice of intent is received and the holder's shares of Class A Common Stock are surrendered. Class B Common Stock issued under this Article IV.B.4 shall be deemed duly authorized, validly issued, fully paid and nonassessable.

     (b) Each share of Class A Common Stock shall automatically be converted into Class B Common Stock, at the conversion ratio set forth above, in the event that the beneficial or record ownership of such share of Class A Common Stock shall be transferred (including, without limitation, by way of gift or settlement) to any person or entity that is not (i) a stockholder (whether of record or beneficially) of the corporation as of the date of filing with the Secretary of State of the State of Delaware of this Restated Certificate of Incorporation; (ii) an affiliate of any person or entity referred to in clause
(i) above; or (iii) a beneficiary by will or intestacy of any of the persons described in clauses (i) or (ii) above or a trust under which any of the persons or family members of the persons described in clauses (i) or (ii) above is a beneficiary. A pledge of Class A Common Stock as security for an obligation of a holder of such Stock shall not be considered a transfer for purposes of this
Article IV.B.4., unless and until beneficial ownership of such Stock is transferred to the pledgeholder. The conversion into Class B Common Stock shall be deemed to have occurred (whether or not certificates representing such shares are surrendered) as of the close of business on the date of transfer, and the person or persons entitled to receive shares of Class B Common Stock issuable on such conversion shall be treated for all purposes as the record holder or holders of such shares of Class B Common Stock on that date.

     (c) In the case of any reorganization, reclassification or change of shares of the Class B Common Stock (other than a change in par value or from par to no par value or as a result of a subdivision or combination), or in the case of any consolidation of the Corporation with one or more corporations or a merger of the Corporation with another corporation, or in the case of any sale, lease or other disposition or all or substantially all of the assets of the Corporation, each holder of a share of Class A Common Stock at the time outstanding shall be entitled to convert such share into the kind and amount of shares of stock and other securities and properties (including cash) receivable upon such reorganization, reclassification, change of shares, consolidation, merger, sale lease or other disposition, by a holder of the number of shares of Class B Common Stock into which such shares of Class A Common Stock might have been converted immediately prior to such reorganization, reclassification, change of shares, consolidation, merger, sale, lease or other disposition. In the event of such a reorganization, reclassification, change of shares, consolidation, merger, sale, lease or other disposition, effective provisions shall be made in the charter of the resulting or surviving corporation or otherwise for the protection of the conversion rights of the shares of Class A Common Stock as nearly equivalent as practicable, into any such other shares of stock and other securities and property deliverable upon conversion of shares of Class B Common Stock into which such Class A Common Stock might have been converted immediately prior to such event.

     (d) The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Class B Common Stock, solely for the purpose of issuance upon conversion of outstanding shares of Class A Common Stock, such number of shares of Class B Common Stock as shall from time to time be issuable upon the conversions of all the outstanding shares of Class A Common Stock. If any shares of Class B Common Stock required to be reserved for purposes of conversion hereunder (i) require registration with or approval of any governmental authority under any federal or state law before such shares of Class B Common Stock may be issued upon conversion or

(ii) are listed on any national or regional securities exchange or the Nasdaq National Market, the Corporation shall use its commercially reasonable efforts and incur commercially reasonable costs to cause such shares to be fully registered, approved, or listed as the case may be prior to the effective time of such conversion.

     (e) The Corporation shall pay all documentary stamp or other transactional taxes attributable to the issuance or delivery of shares of Class B Common Stock upon conversion of any shares of Class A Common Stock; provided, however, that
                                                       --------  -------
the Corporation shall not be required to pay any taxes which may be payable in respect of any transfer involved in the issuance or delivery of any certificate for shares of Class B Common Stock in a name other than that of the registered holder of shares of Class A Common Stock converted.

                                   ARTICLE V

                         LIABILITY AND INDEMNIFICATION

     To the fullest extent permitted by the Delaware Law, as the same exists or may hereafter be amended, a director or officer of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. The Corporation shall indemnify, in the manner and to the fullest extent permitted by the Delaware Law, any person (or the estate of any person) who is or was a party to, or is threatened to be made a party to, any threatened, pending or completed action, suit or proceeding, whether or not by or in the right of the Corporation, and whether civil, criminal, administrative, investigative or otherwise, by reason of the fact that such person is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, limited liability company, trust or other enterprise. The Board of Directors of the Corporation may indemnify, in the manner and to the fullest extent permitted by the Delaware Law, any person (or the estate of any person) who is or was a party to, or is threatened to be made a party to, any threatened, pending or completed action, suit or proceeding, whether or not by or in the right of the Corporation, and whether civil, criminal, administrative, investigative or otherwise, by reason of the fact that such person is or was an employee or agent of the Corporation, or is or was serving at the request of the Corporation as an employee or agent of another corporation, partnership, joint venture, limited liability company, trust or other enterprise. Expenses incurred by any such director or officer in defending any such action, suit or proceeding advanced by the Corporation prior to the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director, officer, employee or agent to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified as authorized by the Delaware Law and this Article V. Expenses incurred by any such employee or agent in defending any such action, suit or proceeding may be advanced by the Corporation, as authorized by the Board in the specific case, prior to the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director, officer, employee or agent to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified as authorized by the Delaware Law and this Article V. The Board of Directors of the Corporation may, to the fullest extent permitted by the Delaware Law, purchase and maintain insurance on behalf of any such director, officer, employee or agent against any liability which may be asserted against such person. To the fullest extent permitted by the Delaware Law, the indemnification provided herein shall include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement and, in the manner provided by the

Delaware Law. The indemnification provided herein shall not be deemed to limit the right of the Corporation to indemnify any other person for any such expenses to the fullest extent permitted by the Delaware Law, nor shall it be deemed exclusive of any other rights to which any person seeking indemnification from the Corporation may be entitled under any agreement, vote of stockholders or disinterested directors, or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office.

     No repeal or modification of the foregoing paragraph shall adversely affect any right or protection of a director of the Corporation existing by virtue of the foregoing paragraph at the time of such repeal or modification.

                                  ARTICLE VI

                                   AMENDMENT

     1.  Restated Certificate of Incorporation.  In addition to any affirmative
         -------------------------------------
vote required by applicable law or any other provision of this Restated Certificate of Incorporation or specified in any agreement, and in addition to any voting rights granted to or held by the holders of Common Stock or Preferred Stock, alteration, addition, amendment, repeal or rescission of any provision of this Restated Certificate of Incorporation shall be approved by the vote of holders of a majority of the voting power of the Class A Common Stock and Class B Common Stock, voting as a single class.

     2.  Bylaws.  In furtherance and not in limitation of the powers conferred
         ------
by statute, the Board is expressly authorized to make, repeal, alter, amend and rescind the Bylaws of the Corporation.

                                  ARTICLE VII

                      CREDITOR COMPROMISE OR ARRANGEMENT

     Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under Section 291 of Title 8 of the Delaware Code or on application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

                                 ARTICLE VIII

                  ELECTION OF DIRECTORS; EXECUTIVE COMMITTEE

     Elections of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.

     The business and affairs of the Corporation shall be managed under the direction of the Board, except that there shall be an Executive Committee of the Board. The Executive Committee shall consist of five members, all of whom shall be directors of the Corporation.

                                  ARTICLE IX

                              PERPETUAL EXISTENCE

     The Corporation is to have perpetual existence.

                                   ARTICLE X

                                  DEFINITIONS

     For purposes of this Restated Certificate of Incorporation, the following terms shall have the meanings indicated, and all capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Delaware Law, as in effect on the date hereof:

     "Affiliate" shall mean a person that directly, or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with such person.

     "Board" shall mean the Board of Directors of the Corporation.

     "Class A Common Stock" shall mean the Class A Common Stock of the Corporation.

     "Class B Common Stock" shall mean the Class B Common Stock of the Corporation.

     "Common Stock" shall mean collectively the Class A Common Stock and the Class B Common Stock.

     "Person" shall mean any individual, firm, corporation, partnership, limited liability company or other entity, and shall include any successor (by merger or otherwise) of such entity.

     FIFTH: This Restated Certificate of Incorporation was duly adopted by the Board of this Corporation and was duly adopted by written consent of the Stockholders in accordance with Sections 228, 242 and 245 of the Delaware Law and written notice of such action has been given as provided in Section 228.



     IN WITNESS WHEREOF, Beringer Wine Estates Holdings, Inc. has caused this certificate to be signed by its President and Secretary this _____ day of ____________, 1997.



                                          By: ________________________________
                                               Walter T. Klenz
                                               President


Attest:



By: _________________________________
     Douglas W. Roberts
     Secretary

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